                                                               EXHIBIT 10.3(a)


                              EMPLOYMENT AGREEMENT


AGREEMENT made as of 7 June 2000 between PALL EUROPE LIMITED, Europa House, Havant Street, Portsmouth PO1 3PD, (the "Company") and Neil MacDonald of 24 Havant Road, Horndean, Hants PO8 0DT (the "Executive").

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties hereto agree as follows:

ss.1.    EMPLOYMENT AND TERM

         The Company hereby employs Executive, and Executive hereby agrees to serve, as an Executive employee of the Company with the duties set forth in ss.3, for a term (hereinafter called the "Term of Employment") beginning from the date first mentioned above and ending, unless sooner terminated under ss.5, on the effective date specified in a notice of termination given by either party to the other except that such effective date shall not be earlier than the second anniversary of the date on which such notice is given.

ss.2.    GENERAL

         There shall be deemed to form part of the terms and conditions of this Agreement the Terms and Conditions of Employment for Monthly Paid Staff (as amended from time to time) and the terms of the Company's Technical Patent and Confidentiality Agreement, copies of which the executive acknowledges having received PROVIDED ALWAYS that in the event of conflict between any part of those terms and this Agreement the terms and conditions of this Agreement shall prevail.

ss.3.    DUTIES

(a) Executive agrees that during the Term of Employment he will hold such offices or positions with the Company, and perform such duties and assignments relating to the business of the Company, as the Board of Directors, the Managing Director of the Company or the Chief Executive Officer of Pall Corporation shall direct except that Executive shall not be required to hold any office or position or to perform any duties or assignment inconsistent with his experience and qualifications or not customarily performed by a corporate officer. The Company represents to Executive that the Board of Directors (acting by its Compensation Committee) has authorized the making of this Agreement and expressed its present intention that during the Term of Employment Executive will be an elected officer of the Company. The failure of any future Board of Directors to elect Executive as an officer of the Company shall not, however, be deemed to relieve either party hereto of any of his or its obligations under this Agreement.

(b) If the Board of Directors or the Chief Executive Officer of the Company so directs, Executive shall serve as an officer of one or more subsidiary or associated companies of the Company (provided that the duties of such office are not inconsistent with Executive's experience and qualifications and are duties customarily performed by a corporate officer) and part or all of the compensation to which Executive is entitled hereunder may be paid by such subsidiary or subsidiaries. However, such employment and/or payment of Executive by a subsidiary or subsidiaries shall not relieve the Company from any of its obligations under this Agreement except to the extent of payments actually made to Executive by a subsidiary.

(c) During the Term of Employment Executive shall, except during customary holiday periods and periods of illness, devote substantially all of his business time and attention to the performance of his duties hereunder and to the business and affairs of the Company and its subsidiary and associated companies and to promoting the best interests of the Company and its subsidiary and associated companies and he shall not, either during or outside of such normal business hours, engage in any activity inimical to such best interests.

ss.4.    SALARY AND OTHER BENEFITS

(a)      Base Salary

         THE Company or a subsidiary or associated company of the Company shall pay to the executive during the continuance of his employment hereunder a salary at the annual rate set out in the Schedule hereto (or such rate as may from time to time be agreed or determined upon and notified by the Company to the Executive). In the event of any alteration of salary being so agreed or notified the alteration shall thereafter have effect as if it were specifically provided for as a term of this Agreement. Such salary shall be inclusive of any other sums receivable as Director's fees or other remuneration from the Company or any of its subsidiary or associated companies. The said salary shall be payable by equal monthly payments in arrear by the last day of each month.

(b)      Bonus Compensation

         (i) Formula Bonus Compensation. With respect to each fiscal year of the Company falling in whole or in part within the Term of Employment beginning with the fiscal year in which the Term Commencement Date occurs, Executive shall be entitled to a bonus (in addition to his Base Salary) in such amount and computed in such manner as shall be determined by the Board of Directors but in no event shall the bonus payable to Executive under this ss.4(b) be less than an amount computed by applying to the fiscal year in question the following bonus formula:

         "Formula Bonus Compensation" means the amount, if any, payable to Executive under this ss.4(b)(i) and "Bonus Compensation" means the total amount payable under ss.4(b)(i) and ss.4(b)(ii).

         "Average Equity" means the average of stockholders' equity as shown on the fiscal year-end consolidated balance sheet of Pall Corporation as of the end of the fiscal year with respect to which Formula Bonus Compensation is being computed hereunder and as of the end of the immediately preceding fiscal year (e.g., "Average Equity" to be used in computing Bonus Compensation for the fiscal year ending July 31, 2000 will be the average of stockholders' equity as of August 1, 1999 and July 31, 2000) except that the amount shown as the "equity adjustment from foreign currency translation" on each such consolidated balance sheet shall be disregarded and the amount of $3,744,000 shall be the equity adjustment (increase) from foreign currency translation used to determine stockholders' equity at each such year-end balance sheet date.

         "Net Earnings" means the after-tax consolidated net earnings of Pall Corporation and its subsidiaries as certified by its independent accountants for inclusion in the annual report to stockholders.

         "Return on Equity" means Net Earnings as a percentage of Average Equity. For fiscal year 2000, "Zero Bonus Percentage" shall mean a Return on Equity of 12.5% and "Maximum Bonus Percentage" shall mean a Return on Equity of 17.0%. For fiscal years after fiscal 2000 Pall Corporation shall determine the Zero Bonus Percentage and the Maximum Bonus Percentage, consistent in each case with expected results based upon the Company's normal projection procedures, or based on sound statistical or trend data, and the determination by the Company of such percentages shall be conclusive and binding on Executive.

         If Return on Equity for the fiscal year in question is the Zero Bonus Percentage or less, no Formula Bonus Compensation shall be payable. If Return on Equity equals or exceeds the Maximum Bonus Percentage, the Formula Bonus Compensation payable to Executive shall be 12.5% of his Base Salary. If Return on Equity is more than the Zero Bonus Percentage and less than the Maximum Bonus Percentage, the Formula Bonus Compensation shall be increased from zero percent of Base Salary towards 12.5% of Base Salary in the same proportion that Return on Equity increases from the Zero Bonus Percentage to the Maximum Bonus Percentage. Thus, for example, if Return on Equity for fiscal 2000 is 14.75% (the midpoint between 12.5% and 17%) the Formula Bonus Compensation shall be an amount equal to 6.25% of Executive's Base Salary (the midpoint between zero percent of Base Salary and 12.5% of Base Salary).

         (ii) Business Segment Bonus Compensation. Inasmuch as Executive's services for the Company relate primarily to the operations of a subsidiary, a division or other segment of the overall operations of the Company and its subsidiary or associated companies (a "Business Segment"), Executive shall be considered for additional bonus compensation for each fiscal year based on the results of operations of such Business Segment for such fiscal year. The amount of such additional bonus compensation, if any, shall be determined by the chief executive officer of Pall Corporation in his sole discretion but in no event shall such additional bonus compensation exceed 12.5% of Executive's Base Salary.

          (iii)  The Bonus Compensation shall be paid in instalments as follows:

          o 50% of the estimated amount thereof in the October following the end of the fiscal year with respect to which the Bonus Compensation is payable, and

          o the balance thereof not later than March 31 next following the end of the fiscal year with respect to which the Bonus Compensation is payable.

                 With respect to any fiscal year of Pall Corporation which falls in part but not in whole within the Term of Employment, the Bonus Compensation to which Executive is entitled under this ss.4(b) shall be prorated on the basis of the number of days of such fiscal year falling within the Term of Employment except that if the Term of Employment ends within five days before or after the end of a fiscal year, there shall be no proration and the Bonus Compensation shall be payable with respect to the full fiscal year ending within such five-day period.

(c)      Fringe Benefits and Perquisites

         (i) There shall be refunded to the Executive all out-of-pocket expenses properly incurred by him in the performance of his duties including expenses of entertainment, subsistence and travelling. The Executive shall produce to the Company at its request all supporting vouchers and documents in respect of such expenses.

         (ii) The Executive shall be entitled without loss of remuneration to such holiday in each year (in addition to Bank and other public holidays occurring when not on holiday) as stated in the Terms and Conditions of Employment for Monthly Paid Staff or as may otherwise be determined by the Board of Directors to be taken at such time or times as may be approved by the Board of Directors. No holiday entitlement may be carried over from year to year and the Executive shall not be entitled to be paid in lieu of untaken holiday.

         (iii) The Executive shall be entitled to participate in such benefit schemes as may be provided by the Company from time to time including but not limited to medical insurance and life insurance, stock options or purchase plans, and the executive supplementary pension scheme in accordance with the rules and regulations and announcements applicable to the said schemes from time to time in force.

         (iv) The Company shall provide a motor car for the use of the Executive for the performance of his duties under this Agreement, or a cash alternative as shall be determined by the Board of Directors to be consistent with the Executive's office or position.

ss.5. TERMINATION BY REASON OF DISABILITY, DEATH, RETIREMENT, CHANGE OF CONTROL OR BREACH OF THIS AGREEMENT

         (a) Disability or Death. If, during the Term of Employment, Executive, by reason of physical or mental disability, is incapable of performing his principal duties hereunder for an aggregate of 130 working days out of any period of twelve consecutive months, the Company at its option may terminate the Term of Employment effective immediately by notice to Executive given within 90 days after the end of such twelve-month period. If Executive shall die during the Term of Employment or if the Company terminates the Term of Employment pursuant to the immediately preceding sentence by reason of Executive's disability, the Company shall pay to Executive, or to Executive's legal representatives, or in accordance with a direction given by Executive to the Company in writing, the following: (i) Executive's Base Salary to the end of the month in which such death or termination for disability occurs and Executive's Bonus Compensation prorated to said last day of the month and (ii) for the period from the end of the month in which such death or termination for disability occurs until the earlier of (x) the first anniversary of the date of death or termination and (y) the date on which the Term of Employment would have ended but for such death or termination for disability, monthly payments at one-half of the rate of Executive's Base Salary plus one-half of Executive's Bonus Compensation (prorated to the last day of such period) which would have been payable with respect to such period but for such death or termination.

         (b) Retirement. At any time after the Executive's 65th birthday (irrespective of whether the Executive is age 65 when this Agreement is entered into), by notice to the Executive effective on the date specified in such notice;

         (c) Change of Control. In the event of a Change in Control (as hereinafter defined) of the Company, the Executive shall have the right to terminate this Agreement by giving not less than 3 months' and not more than 24 months' prior written notice to the Company such notice to be given not more than 24 months following such Change in Control.

         (d) Breach of this Agreement. By summary notice if the Executive shall have committed any serious breach or have repeated or have continued (after warning) any material breach of his obligations hereunder or shall have been guilty of conduct tending to bring himself or the Company or any of its subsidiary or associated companies into disrepute or shall have become bankrupt or compounded with his creditors generally or have been convicted of any criminal offence involving a custodial sentence;

         (e) Upon the termination of this Agreement howsoever arising the Executive shall at any time or from time to time thereafter upon the request of the Company, resign without claim for compensation from office as a Director of the company and all offices held by him in subsidiary and associated companies of the Company and should he fail so to do the Company is hereby irrevocably authorised to appoint some person in his name and on his behalf to sign and do any documents or things necessary or requisite to give effect thereto. If the Executive shall cease to be an officer of the Company or any of its subsidiaries or associated companies (other than ceasing to be a Group Vice President of Pall Corporation) this Agreement shall not hereby automatically terminate.

ss.6.    COMPANY'S RIGHT TO INJUNCTIVE RELIEF

         Executive acknowledges that his services to the Company are of a unique character, which gives them a peculiar value to the Company, the loss of which cannot be reasonably or adequately compensated in damages in an action at law, and that therefore, in addition to any other remedy which the Company may have at law or in equity, the Company shall be entitled to injunctive relief for a breach of this Agreement by Executive.

ss.7.    INVENTIONS AND PATENTS

         All inventions, ideas, concepts, processes, discoveries, improvements and trademarks (hereinafter collectively referred to as intangible rights), whether patentable or registrable or not, which are conceived, made, invented or suggested either by Executive alone or by Executive in collaboration with others during the Term of Employment, and whether or not during regular working hours, shall be disclosed to the Company and shall be the sole and exclusive property of the Company. If the Company deems that any of such intangible rights are patentable or otherwise registrable under any federal, state or foreign law, Executive, at the expense of Pall Corporation, shall execute all documents and do all things necessary or proper to obtain patents and/or registrations and to vest the Company with full title thereto.

ss.8.    TRADE SECRETS AND CONFIDENTIAL INFORMATION

         Executive shall not, either directly or indirectly, except as required in the course of his employment by the Company, disclose or use at any time, whether during or subsequent to the Term of Employment, any information of a proprietary nature owned by the Company, including but not limited to, records, data, formulae, documents, specifications, inventions, processes, methods and intangible rights which are acquired by him in the performance of his duties for the Company and which are of a confidential information or trade-secret nature. All records, files, drawings, documents, equipment and the like, relating to the Company's business, which Executive shall prepare, use, construct or observe, shall be and remain the Company's sole property. Upon the termination of his employment or at any time prior thereto upon request by the Company, Executive shall return to the possession of the Company any materials or copies thereof involving any confidential information or trade secrets and shall not take any material or copies thereof from the possession of the Company.

ss.9.    HEADINGS

         THE headings in this Agreement are not part of the provisions hereof, are merely for the purpose of reference and shall have no force or effect for any purpose whatsoever, including the construction of the provisions of this Agreement, and if any heading is inconsistent with any provisions of this Agreement, the said provisions shall govern.

ss.10.   DEFINITIONS

         IN this Agreement:-

         (i) words and phrases defined for the purposes of Section 736 of the Companies Act 1985 shall bear the same meaning;

          (ii) "associated company" means any company which is (a) a company having an ordinary share capital of which not less than 25 per cent is owned directly or indirectly by the Company applying the provisions of Section 838 of the Income and Corporation Taxes Act 1988 in the determination of ownership or (b) a holding company of the Company or a subsidiary of any such holding company or (c) a company to which the Company or any of its subsidiaries renders managerial, administrative or technical service otherwise than in the ordinary course of its business;

          (iii) "the Board of Directors" means the Board of Directors of the Company as the same may be constituted from time to time and includes any duly appointed committee thereof;

          (iv) "Change of Control" - a Change in Control of the Company shall be deemed to have occurred if:

                  (a) the Company or its holding company sells or agrees to sell the whole or substantially the whole of the undertaking and assets of the Company; or

                  (b) the Company or its holding company sells or agrees to sell the whole or not less than 50% of the equity share capital of the Company; or

                  (c) a member of the Company or its holding company obtains control of the composition of the Board of Directors of the Company. For the purpose of this paragraph (c) the composition of the Company's Board of Directors shall be deemed to be controlled by a member if (but only if) the member by the exercise of some power exercisable by it without the consent or concurrence of any other person can appoint or remove all or a majority of the Directors of the Company.

ss.11.   PROPER LAW

         THE construction validity and performance of this Agreement shall be governed in all respects by English law and the parties agree that the English Courts shall have exclusive jurisdiction in respect of any dispute suit action or proceedings which may arise out of or in connection with this Agreement and hereby submit to the jurisdiction of the English Courts.

ss.12.   ENTIRE CONTRACT

         This instrument contains the entire agreement of the parties on the subject matter hereof except that the rights of the Company hereunder shall be deemed to be in addition to and not in substitution for its rights under the Company's standard printed form of "Employee's Secrecy and Invention Agreement" or "Employee Agreement" if heretofore or hereafter entered into between the parties hereto so that the making of this Agreement shall not be construed as depriving the Company of any of its rights or remedies under any such Secrecy and Invention Agreement or Employee Agreement. This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

ss.13.   NOTICES

         All notices given hereunder shall be in writing and shall be sent by registered or certified mail or delivered by hand, and, if intended for the Company, shall be addressed to it (if sent by mail) or delivered to it (if delivered by hand) at its principal office for the attention of the Secretary of the Company, or at such other address and for the attention of such other person of which the Company shall have given notice to Executive in the manner herein provided, and, if intended for Executive, shall be delivered to him personally or shall be addressed to him (if sent by mail) at his most recent residence address shown in the Company's employment records or at such other address or to such designee of which Executive shall have given notice to the Company in the manner herein provided. Each such notice shall be deemed to be given on the date of mailing thereof or, if delivered personally, on the date so delivered.

ss.14.   TERMINATION OF ANY PRIOR EMPLOYMENT AGREEMENT

         Any Employment Agreement in effect between the Company and Executive on the date hereof is hereby terminated by mutual consent effective as from the date of commencement of this Agreement and is superseded and replaced by this Agreement.

IN WITNESS WHEREOF the Company has affixed its Common Seal and the Executive has set his hand and seal the day and year first above written.


THE COMMON SEAL OF                          )
PALL EUROPE LIMITED                         )
was hereunto affixed                        )
in the presence of:-                        )
         A T Scully                            /s/ A Scully
         D M Louch                             /s/ D Louch

SIGNED SEALED AND DELIVERED                 )
by the said                                 )
         Neil MacDonald                     )        /s/ N MacDonald
in the presence of:                         )
         J K Hayward-Surry                           /s/ J Hayward-Surry


SCHEDULE


Pursuant to Clause 4 (A) the annual salary of the Executive shall be (pound)87,500.00